Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Virginia National Bankshares Corporation of our report dated March 25, 2022, relating to our audit of the consolidated financial statements of Virginia National Bankshares Corporation, appearing in the Annual Report on Form 10-K of Virginia National Bankshares Corporation for the year ended December 31, 2021.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

February 28, 2023